EXHIBIT 99.2

Expanding BPO May 17, 2002 AFSA Acquisition

AFSA Highlights Great Business Fit Expands BPO Revenue Mix Transaction Based Recurring Revenue Strong Margins, Nicely Accretive Meets Stringent Acquisition Criteria Slide 2

Business Process Outsourcing - It's the Secret to Our Success Expanding BPO Slide 3

BPO Strategy Be the leading provider of BPO services to the commercial, state and local, and federal markets Grow our "transactional" BPO offerings Expand our "full-function, multi-process" BPO capabilities Focus on healthy growing markets Leverage our process engineering skills, proprietary workflow software, and innovative staffing and compensation models Slide 4

ACS' BPO Capabilities Payment Services 24% Claims/Document Processing 34% Loan Servicing 15% Finance & Accounting 6% Other 10% Slide 5 Welfare and Workforce Service 11% Proforma* * % BPO revenues

F & A BPO Overview Revenues expected to exceed $150 million annually Handle over $400 billion of annual transactions Growing opportunities Slide 6

AFSA Overview A Great BPO Business! Slide 7

AFSA Highlights #1 student loan servicer Higher education relationships State Healthcare programs Local welfare/workforce programs Slide 8

AFSA Lines of Business Direct student loans 40% Third party student loans 30% State healthcare 15% Welfare and workforce 15% Slide 9

AFSA Business Lines Direct Student Loan Servicing - Exclusive provider to DoED - Subcontractor to ACS, Accenture - 5.7 million borrowers; $72 billion portfolio 40% Third-Party Student Loan Servicing Welfare and Workforce Services State Healthcare Services Education Loan Servicing Gov't guaranteed Private Perkins - Loan origination and disbursement services - 2.4 million accounts; $13 billion portfolio - Workforce development services - Administration of one-stop employment centers - Medicaid enrollment services - CHIP administration and eligibility - Child care subsidy administration - Long-term care eligibility 30% 15% 15% Slide 10

Department of Education DLSS Contract Extension Extended from September 2003 to September 2007 Extension protested by Sallie Mae Modernization Program Operating Partner Pool Slide 11

Major AFSA Locations Portland, OR Anaheim, CA Santa Barbara, CA Bakersfield, CA Long Beach, CA Alexandria, LA Kearny, NE Tallahassee, FL Winston- Salem, NC Rockville, MD Lombard, IL Evansville, IN Cincinnati, OH Niagara Falls Utica, NY New York City, NY East Hartford, CT ? ? Slide 12

AFSA Financial Performance (in millions) Slide 13

Acquisition Criteria Successful Outsourcing Businesses Strong Management Recurring Revenue Predictable Margins Accretive on a Prospective Basis Similar Culture and Business Philosophy Slide 14

Expanding BPO Financing Strategy Slide 15

Financial Ratios Slide 16

Expanding BPO (Again) Raising Estimates Slide 17

FY 2003 Estimates Slide 18

Summary Expanding BPO Great Business Fit Accretive to Earnings Slide 19

This presentation may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are outside the Company's control. As such, no assurance can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Factors could cause actual results to differ materially from such forward-looking statements. For a description of these factors, see the Company's prior filings with the Securities and Exchange Commission, including the most recent Form 10-K. ACS disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, or otherwise. Slide 20